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                                                                   Exhibit No. 8


OPINION OF HENDERSON & LYMAN
[HENDERSON & LYMAN LETTERHEAD]

February 26, 2003

The Price Fund I, L.P.
141 W. Jackson Blvd., Suite 1340A
Chicago, Illinois 60604

Re: The Price Fund I, L.P. Units of Limited Partnership Interest

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-1 on November 29, 2001, as amended by Amendment No. 1 filed on December 18, 2001, Amendment No.2 filed on November 26, 2002, Amendments No. 3 and 4 filed on February 4, 2003, and Amendment No. 5 filed on the date hereof (the "Registration Statement"), relating to Units of Limited Partnership Interest ("Units") of The Price Fund I, L.P. (the "Partnership"), a limited Partnership organized under the Delaware Revised Uniform Limited Partnership Act. We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption "Federal Income Tax Aspects" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement that the Partnership will be taxed as a partnership for federal income tax purposes. We also advise you that in our opinion, the description set forth under the caption "Federal Income Tax Aspects" in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material considerations of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Partnership. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HENDERSON & LYMAN